Exhibit 10.43
Amendment No. 11 to the Discover Financial Services
Directors’ Compensation Plan
The Discover Financial Services Directors’ Compensation Plan (the “Plan”) is hereby amended in the following respects:

1.Effective January 1, 2024, amend Section 5(a)(ii) by replacing “$170,000” therein with “$190,000.”

2.Delete Section 7(b) in its entirety and replace said subsection with the following:

(b)    Independent Chair and Committee Chairpersons. Effective January 1, 2024, each Eligible Director who is the (i) Independent Chair shall be entitled to an annual retainer of $210,000; (ii) Audit Committee Chair shall be entitled to an annual Committee Chair fee of $45,000; (iii) Compensation and Leadership Development Committee Chair shall be entitled to an annual Committee Chair fee of $30,000; (iv) Nominating, Governance and Public Responsibility Committee Chair shall be entitled to an annual Committee Chair fee of $25,000; and (v) Risk Oversight Committee Chair shall be entitled to an annual Committee Chair fee of $40,000. Effective October 25, 2023, the Eligible Director who served as the Audit Committee Chair as of such date shall be entitled to an additional one-time fee of $35,000.

3.Delete Section 7(c) in its entirety and replace said subsection with the following:

(c)    Committee Members. Effective January 1, 2024, each Eligible Director, other than the Committee Chairperson, of the (i) Audit Committee shall be entitled to an annual Committee Member fee of $20,000; (ii) Compensation and Leadership Development Committee shall be entitled to an annual Committee Member fee of $15,000; (iii) Nominating, Governance and Public Responsibility Committee shall be entitled to an annual Committee Member fee of $15,000; and (iv) Risk Oversight Committee shall be entitled to an annual Committee Member fee of $20,000. Effective October 25, 2023, the following Eligible Directors, other than the Committee Chairperson of the Audit Committee, shall be entitled to an additional one-time fee of $30,000: (a) each Eligible Director of the Audit Committee as of October 25, 2023, and (b) each Eligible Director who does not qualify under subsection (a) but served on the Audit Committee as of May 12, 2023.

4.Insert the following as a new subsection (f) in Section 7:

(f)    Special Committee 2023. In addition to the annual retainer and fees provided for in Sections 7(a)-(e) above, effective as of July 1, 2023, the Eligible Director who is the Chair of the Special Committee formed on June 30, 2023, shall be entitled to an annual Committee Chair fee of $30,000, and each Eligible Director, other than the Committee Chairperson, of such Special Committee shall be entitled to an annual Committee Member fee of $20,000.

5.Insert the following as a new subsection (g) in Section 7:

(g)    Meeting Fees. Effective January 1, 2024, each Eligible Director of the (i) Board shall be entitled to an additional fee of $1,500 for each Board meeting held in excess of twelve (12) meetings in a calendar year; (ii) Audit Committee shall be entitled to an additional fee of $1,500 for each Audit Committee meeting held in excess of twelve (12) meetings in a calendar year; (iii) Compensation and Leadership Development Committee shall be entitled to an additional fee of $1,500 for each Compensation and Leadership Development Committee meeting held in excess of ten (10) meetings in a calendar year; (iv) Nominating, Governance and Public Responsibility Committee shall be entitled to an additional fee of $1,500 for each Nominating, Governance and Public Responsibility Committee meeting held in excess of ten (10) meetings in a calendar year; and (v) Risk Oversight Committee shall be entitled to an additional fee of $1,500 for each Risk Oversight Committee meeting held in excess of ten (10) meetings in a calendar year.